Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K



CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934


                               September 21, 2004
                        (Date of earliest event reported)


                             JOHN H. HARLAND COMPANY
             (Exact name of registrant as specified in its charter)


     GEORGIA                  1-6352                 58-0278260
(State or other             Commission           (I.R.S. Employer
jurisdiction of             File Number          Identification No.)
incorporation)


        2939 Miller Rd.
        Decatur, Georgia                                30035
(Address of principal executive offices)             (Zip code)


                                 (770) 981-9460
              (Registrant's telephone number, including area code)

                                (Not Applicable)
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06  MATERIAL IMPAIRMENTS

After an in-depth review of the Company's customer care infrastructure project for its Printed Products segment, the Board of Directors concluded on September 21, 2004 that certain portions of the project were not economical to complete when compared with the alternative of upgrading selected existing systems. This decision to terminate development efforts on certain portions of the project requires a non-cash pre-tax impairment charge of $7.9 million, equivalent to an estimated $0.18 per share on a fully diluted basis, in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The impairment charge will reduce net income from continuing operations in the third quarter of 2004.

The Company will continue with development and implementation of the remaining portions of the customer care infrastructure project for its Printed Products segment. The Company expects total expenditures for the project over the four-year period ending in 2004 will be approximately $57 million including the $7.9 million write off, a decrease from the previously disclosed range of $65 to $70 million for the same period. Additionally, the Company anticipates it will spend approximately $4 million, primarily in 2005, to complete the remaining new systems, and it will spend approximately $14 to $18 million over the 2005-2007 period to enhance certain existing systems and infrastructure to replace the portions of the project being discontinued.

RISK FACTORS AND CAUTIONARY STATEMENTS

When used in this report and in subsequent filings by the Company with the Securities and Exchange Commission, in the Company's press releases and in written or oral statements made by authorized representatives of the Company, the words or phrases "believe," "should result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to certain risks and uncertainties, including, but not limited to, those discussed below that could cause actual results to differ materially from the Company's historical experience and its present expectations or projections. Caution should be taken not to place undue reliance on any such forward-looking statements, which speak only as of the date such statements are made and which may or may not be based on historical experiences and/or trends which may or may not continue in the future. The Company does not undertake and specifically declines any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements or to reflect the occurrence of unanticipated events.

Various factors may affect the Company's financial performance, including, but not limited to, those factors discussed below which could cause the Company's actual results for future periods to differ from any opinions, statements or projections expressed with respect thereto. Such differences could be material and adverse. Many variables will impact the ability to achieve sales levels, improve service quality, achieve production efficiencies and reduce expenses in Printed Products. These include, but are not limited to, the continuing upgrade of the Company's customer care infrastructure and systems used in the Company's manufacturing, sales, marketing, customer service and call center operations, and the ongoing plant consolidation and relocation program.

Several factors outside the Company's control could negatively impact check revenues. These include the continuing expansion of alternative payment systems such as credit cards, debit cards and other forms of electronic commerce or on-line payment systems. Check revenues may continue to be adversely affected by continued consolidation of financial institutions, competitive check pricing including significant up-front contract incentive payments, and the impact of governmental laws and regulations. There can be no assurances that the Company will not lose significant customers or that any such losses could be offset by the addition of new customers.

While the Company believes growth opportunities exist in the Software & Services segment, there can be no assurances that the Company will achieve its revenue or earnings growth targets. The Company believes there are many risk factors inherent in its Software & Services business, including but not limited to the retention of employee talent and customers. Also, variables exist in the development of new Software & Services products, including the timing and costs of the development effort, product performance, functionality, product acceptance, competition, the Company's ability to integrate acquired companies, and general changes in economic conditions or U.S. financial markets.

Several factors outside of the Company's control could affect results in the Scantron segment. These include the rate of adoption of new electronic data collection solutions and testing and assessment methods, which could negatively impact forms, scanner sales and related service revenue. The Company continues to develop products and services that it believes offer state-of-the-art electronic data collection and testing and assessment solutions. However, variables exist in the development of new testing methods and technologies, including the timing and costs of the development effort, product performance, functionality, market acceptance, adoption rates, competition and the funding of education at the federal, state and local levels, all of which could have an impact on the Company's business.

As a matter of due course, the Company and its subsidiaries are subject to various federal and state tax examinations. The Company believes that it is in compliance with the various federal and state tax regulations imposed and such returns and reports filed with respect to such tax regulations are materially correct. The results of these various federal and state tax examinations could produce both favorable and unfavorable adjustments to the Company's total tax expense either currently or on a deferred basis. At such time when a favorable or unfavorable adjustment is known, the effect on the Company's consolidated financial statements is recorded.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    JOHN H. HARLAND COMPANY



Date:  September 27, 2004           By: /s/ J. Michael Riley
                                    -----------------------------
                                    J. Michael Riley
                                    Vice President and Controller
                                    (Duly Authroized Officer and
                                    Chief Accounting Officer)